Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FIRST QUARTER 2016

•	Revenue growth of 8.3% to $1.92 billion; 10.0% on a constant currency basis

•	Organic revenue growth for parts and services of 6.3%

•	Net income growth of 0.6%; adjusted net income growth of 10.2%

•	First quarter 2016 diluted EPS of $0.35; adjusted diluted EPS of $0.42

•	Annual guidance increased due to recent acquisitions

Chicago, IL (April 28, 2016) - LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the first quarter of 2016 of $1.92 billion, an increase of 8.3% as compared to $1.77 billion in the first quarter of 2015. Net income for the first quarter of 2016 was $107.7 million, an increase of 0.6% as compared to $107.1 million for the same period of 2015. On an adjusted basis, net income was $128.7 million, an increase of 10.2% as compared to $116.8 million for the same period of 2015. Diluted earnings per share of $0.35 for the first quarter ended March 31, 2016 was unchanged from the $0.35 for the first quarter of 2015. On an adjusted basis, diluted earnings per share was $0.42 in the first quarter of 2016 reflecting a 10.5% increase over $0.38 for the first quarter of 2015. See the reconciliation of net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share included with this press release.
"Our first quarter results were impressive, and I believe that our recently-completed strategic acquisitions, credit facility amendment and European bond offering position us to continue delivery of organic and acquisition-related revenue growth," stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation. “I am particularly pleased with the 12.3% revenue growth in parts and services on a constant currency basis. Our Europe segment continued to show solid improvement, with its EBITDA margins for the quarter increasing 100 basis points over the prior year. Despite the mild weather we faced globally, organic revenue growth for parts and services was a solid 6.3%, including 10.8% in our Specialty segment.”
Balance Sheet and Liquidity
In January 2016, the Company completed an amendment to its credit facility that increased the aggregate amount available thereunder from $2.3 billion to $3.2 billion and extended the maturity to January 2021. The Company borrowed $1.2 billion on its credit facilities to fund its March acquisition of Rhiag-Inter Auto Parts Italia S.p.A (“Rhiag”).
Cash flow from operations totaled $119 million during the first quarter, and the Company invested approximately $50 million in capital expenditures and other long term assets. As of March 31, 2016, LKQ’s balance sheet reflected cash and equivalents of $229 million and outstanding debt of $2.8 billion. Total availability under the Company’s credit facility at March 31, 2016 was approximately $1.1 billion.

Other Events
On March 18, 2016, the Company completed its previously announced acquisition of Rhiag, a leading Pan-European business-to-business distributor of aftermarket spare parts for passenger cars and commercial vehicles. Rhiag operates through 252 distribution centers and 10 warehouses, and serves more than 100,000 professional clients in 10 European countries.
On April 14, 2016, LKQ Italia Bondco S.p.A., an indirect, wholly-owned subsidiary of LKQ Corporation, completed an offering of €500 million aggregate principal amount of 3.875% senior notes due 2024.
On April 21, 2016, the Company completed its previously-announced acquisition of Pittsburgh Glass Works LLC (“PGW”). PGW is a leading global distributor and manufacturer of automotive glass products. PGW operates approximately 120 distribution branches serving over 7,000 automotive glass retailer shops across North America. In addition, PGW operates 12 manufacturing, fabrication and assembly facilities.
In addition to the Rhiag and PGW acquisitions, during the first quarter of 2016 the Company acquired a wholesale salvage business in Sweden.
Company Outlook
Now that we have completed the acquisitions of Rhiag and PGW, we have updated our guidance for several financial metrics to include the impact of those transactions.

	Updated Guidance	Prior Guidance
Organic revenue growth (parts & services)	6.0% to 8.0%	6.0% to 8.0%
Adjusted net income	$545 million to $575 million	$490 million to $520 million
Adjusted diluted EPS	$1.76 to $1.86	$1.59 to $1.69
Cash flow from operations	$575 million to $625 million	$520 to $550 million
Capital expenditures	$200 million to $225 million	$170 million to $180 million

Our revised 2016 guidance is based on current conditions (including acquisitions completed through April 28, 2016) and excludes the impact of restructuring and acquisition related expenses; loss on debt extinguishment; amortization of acquired intangibles; gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities); and capital spending related to future business acquisitions.
Guidance for 2016 is based on scrap prices remaining at current prices and exchange rates for the British pound, Euro and Canadian dollar holding near current levels. Changes in these figures may impact our ability to achieve the full year earnings and cash flow guidance.
Conference Call Details
On April 28, 2016 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) members of senior management will host a conference call and Webcast to discuss the Company's results. To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558.

Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at www.lkqcorp.com in the Investor Relations section.
A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 13634367#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through May 20, 2016. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts, and automotive glass to repair and accessorize automobiles and other vehicles.  LKQ is also a leader in the design, production and supply of automotive glass to OEMs. LKQ has operations in North America, Europe, China and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.
These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in state or federal laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing agreements; and

•	other risks that are described in our Form 10-K filed February 25, 2016 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross-LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Revenue	$1,921,476	$1,773,912
Cost of goods sold	1,161,039	1,074,433
Gross margin	760,437	699,479
Facility and warehouse expenses	157,605	132,657
Distribution expenses	152,343	141,714
Selling, general and administrative expenses	218,318	203,241
Restructuring and acquisition related expenses	14,811	6,488
Depreciation and amortization	31,688	29,453
Operating income	185,672	185,926
Other expense (income):
Interest expense, net	14,592	14,906
Loss on debt extinguishment	26,650	—
Change in fair value of contingent consideration liabilities	73	151
Gains on foreign exchange contracts - acquisition related	(18,342)	—
Other (income) expense, net	(2,962)	1,768
Total other expense, net	20,011	16,825
Income before provision for income taxes	165,661	169,101
Provision for income taxes	57,567	60,098
Equity in earnings of unconsolidated subsidiaries	(362)	(1,908)
Net income	$107,732	$107,095
Earnings per share:
Basic	$0.35	$0.35
Diluted	$0.35	$0.35
Weighted average common shares outstanding:
Basic	306,157	304,003
Diluted	308,369	306,961

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2016	December 31, 2015
Assets
Current Assets:
Cash and equivalents	$229,220	$87,397
Receivables, net	882,582	590,160
Inventory	1,782,797	1,556,552
Prepaid expenses and other current assets	99,288	106,603
Total Current Assets	2,993,887	2,340,712
Property and Equipment, net	758,641	696,567
Intangibles	3,523,023	2,534,363
Other Assets	81,306	76,195
Total Assets	$7,356,857	$5,647,837
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$597,826	$415,588
Accrued expenses	311,747	248,752
Other current liabilities	64,472	31,596
Current portion of long-term obligations	75,365	56,034
Total Current Liabilities	1,049,410	751,970
Long-Term Obligations, Excluding Current Portion	2,743,197	1,528,668
Deferred Income Taxes	179,404	127,239
Other Noncurrent Liabilities	150,437	125,278
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 306,521,927 and 305,574,384 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	3,065	3,055
Additional paid-in capital	1,101,979	1,090,713
Retained earnings	2,234,116	2,126,384
Accumulated other comprehensive loss	(104,751)	(105,470)
Total Stockholders’ Equity	3,234,409	3,114,682
Total Liabilities and Stockholders’ Equity	$7,356,857	$5,647,837

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$107,732	$107,095
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,166	30,669
Stock-based compensation expense	5,916	5,546
Excess tax benefit from stock-based payments	(4,637)	(5,201)
Loss on debt extinguishment	26,650	—
Gains on foreign exchange contracts - acquisition related	(18,342)	—
Other	1,156	3,298
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(78,373)	(62,329)
Inventory	18,973	43,823
Prepaid income taxes/income taxes payable	45,591	48,715
Accounts payable	20,514	11,233
Other operating assets and liabilities	(38,979)	(2,704)
Net cash provided by operating activities	119,367	180,145
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(50,393)	(26,096)
Acquisitions, net of cash acquired	(603,735)	(864)
Other investing activities, net	29,104	(7,316)
Net cash used in investing activities	(625,024)	(34,276)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,202	1,318
Excess tax benefit from stock-based payments	4,637	5,201
Taxes paid related to net share settlements of stock-based compensation awards	(2,281)	(5,243)
Repayment of Rhiag debt and related payments	(543,347)	—
Net borrowings (payments) of long-term and other obligations, excluding Rhiag debt repayments	1,181,499	(81,688)
Debt issuance costs	(5,907)	—
Net cash provided by (used in) financing activities	637,803	(80,412)
Effect of exchange rate changes on cash and equivalents	9,677	(4,570)
Net increase in cash and equivalents	141,823	60,887
Cash and equivalents, beginning of period	87,397	114,605
Cash and equivalents, end of period	$229,220	$175,492

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	March 31,
	2016	2015	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$985,256	$918,333	$66,923	7.3%
Europe	545,707	486,096	59,611	12.3%
Specialty	287,362	240,487	46,875	19.5%
Parts and services	1,818,325	1,644,916	173,409	10.5%
Other	103,151	128,996	(25,845)	(20.0)%
Total	$1,921,476	$1,773,912	$147,564	8.3%

Revenue changes by category for the three months ended March 31, 2016 vs. 2015:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	% Change (1)
North America	4.9%	3.1%	(0.7)%	7.3%
Europe	6.9%	9.9%	(4.5)%	12.3%
Specialty	10.8%	9.4%	(0.8)%	19.5%
Parts and services	6.3%	6.0%	(1.8)%	10.5%
Other	(25.1)%	5.3%	(0.2)%	(20.0)%
Total	4.1%	6.0%	(1.7)%	8.3%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Three Months Ended March 31,
Operating Highlights	2016		2015
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$1,921,476	100.0%	$1,773,912	100.0%	$147,564	8.3%
Cost of goods sold	1,161,039	60.4%	1,074,433	60.6%	86,606	8.1%
Gross margin	760,437	39.6%	699,479	39.4%	60,958	8.7%
Facility and warehouse expenses	157,605	8.2%	132,657	7.5%	24,948	18.8%
Distribution expenses	152,343	7.9%	141,714	8.0%	10,629	7.5%
Selling, general and administrative expenses	218,318	11.4%	203,241	11.5%	15,077	7.4%
Restructuring and acquisition related expenses	14,811	0.8%	6,488	0.4%	8,323	n/m
Depreciation and amortization	31,688	1.6%	29,453	1.7%	2,235	7.6%
Operating income	185,672	9.7%	185,926	10.5%	(254)	(0.1)%
Other expense (income):
Interest expense, net	14,592	0.8%	14,906	0.8%	(314)	(2.1)%
Loss on debt extinguishment	26,650	1.4%	—	0.0%	26,650	n/m
Change in fair value of contingent consideration liabilities	73	0.0%	151	0.0%	(78)	(51.7)%
Gains on foreign exchange contracts - acquisition related	(18,342)	(1.0)%	—	0.0%	(18,342)	n/m
Other (income) expense, net	(2,962)	(0.2)%	1,768	0.1%	(4,730)	n/m
Total other expense, net	20,011	1.0%	16,825	0.9%	3,186	18.9%
Income before provision for income taxes	165,661	8.6%	169,101	9.5%	(3,440)	(2.0)%
Provision for income taxes	57,567	3.0%	60,098	3.4%	(2,531)	(4.2)%
Equity in earnings of unconsolidated subsidiaries	(362)	(0.0)%	(1,908)	(0.1)%	1,546	81.0%
Net income	$107,732	5.6%	$107,095	6.0%	$637	0.6%
Earnings per share:
Basic	$0.35		$0.35		$—	0.0%
Diluted	$0.35		$0.35		$—	0.0%
Weighted average common shares outstanding:
Basic	306,157		304,003		2,154	0.7%
Diluted	308,369		306,961		1,408	0.5%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

The following unaudited table reconciles Net Income to EBITDA:

	Three Months Ended
	March 31,
	2016	2015
	(In thousands)
Net income	$107,732	$107,095
Depreciation and amortization	33,166	30,669
Interest expense, net	14,592	14,906
Loss on debt extinguishment (1)	26,650	—
Provision for income taxes	57,567	60,098
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$239,707	$212,768
EBITDA as a percentage of revenue	12.5%	12.0%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended
	March 31,
	2016		2015
(In thousands)		% of Revenue		% of Revenue
Revenue
North America	$1,087,577		$1,046,173
Europe	546,761		487,346
Specialty	288,313		241,222
Eliminations	(1,175)		(829)
Total revenue	$1,921,476		$1,773,912
Segment EBITDA
North America	$147,375	13.6%	$149,388	14.3%
Europe	57,498	10.5%	46,523	9.5%
Specialty	31,738	11.0%	25,404	10.5%
Total Segment EBITDA	236,611	12.3%	221,315	12.5%
Deduct:
Restructuring and acquisition related expenses	14,811		6,488
Change in fair value of contingent consideration liabilities	73		151
Add:
Equity in earnings of unconsolidated subsidiaries	(362)		(1,908)
Gains on foreign exchange contracts - acquisition related	18,342		—
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$239,707	12.5%	$212,768	12.0%

The key measure of segment profit or loss reviewed by our chief operating decision maker, who is our Chief Executive Officer, is Segment EBITDA. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Segment EBITDA is calculated as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding depreciation, amortization, interest (including loss on debt extinguishment) and taxes. Loss on debt extinguishment is considered a component of interest in calculating EBITDA.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended
	March 31,
	2016	2015
(In thousands, except per share data)
Net income	$107,732	$107,095
Adjustments:
Restructuring and acquisition related expenses, net of tax	9,664	4,211
Loss on debt extinguishment, net of tax	17,389	—
Amortization of acquired intangibles, net of tax	5,808	5,331
Change in fair value of contingent consideration liabilities	73	151
Gains on foreign exchange contracts - acquisition related, net of tax	(11,968)	—
Adjusted net income	$128,698	$116,788
Weighted average diluted common shares outstanding	308,369	306,961
Diluted earnings per share	$0.35	$0.35
Adjusted diluted earnings per share	$0.42	$0.38

We provide a reconciliation of Net Income and Diluted Earnings per Share ("EPS") to Adjusted Net Income and Adjusted Diluted EPS as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. Adjusted Net Income and Adjusted Diluted EPS are presented as supplemental measures of our performance that management believes are useful for evaluating and comparing our operating activities across reporting periods. In 2016 and 2015, the Company defines Adjusted Net Income and Adjusted Diluted EPS as Net Income and Diluted EPS adjusted to eliminate the impact of restructuring and acquisition related expenses, net of tax, loss on debt extinguishment, net of tax, amortization of acquired intangibles, net of tax, the change in fair value of contingent consideration liabilities, and other acquisition related gains and losses, net of tax. Adjusted Net Income and Adjusted Diluted EPS should not be construed as alternatives to Net Income or Diluted EPS as determined in accordance with accounting principles generally accepted in the United States. In addition, because not all companies use identical calculations, this presentation of Adjusted Net Income and Adjusted Diluted EPS may not be comparable to similarly titled measures of other companies.

The following unaudited table reconciles consolidated growth for Parts & Services Revenue and Total Revenue to revenue growth at constant currency for the same measure:

	Three Months Ended		Three Months Ended
	March 31, 2016		March 31, 2016
Parts & Services		Total Revenue
Revenue growth as reported	10.5%	Revenue growth as reported	8.3%
Less: Currency impact	(1.8)%	Less: Currency impact	(1.7)%
Revenue growth at constant currency	12.3%	Revenue growth at constant currency	10.0%

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.